Exhibit 10.2

                                 LOAN AGREEMENT

Is effected between 10Charge Kft. (headquarters: Budapest, Konkoly Thege Miklos ut 29-33., corporate ID: 01-09-696408, Tax ID: 12643819-2-43, represented by:
Marinka-Toth Jozsef) as the "creditor" and Reisz Attila (born: Budapest, 1966. September 30., Mother's maiden name: Szabo Katalin, address: Pilisjaszfalu, Erdoalja u. 12. tax ID: 8364313673) from now on "Borrower" under the following conditions:

      1. Creditor on this day loans to borrower US $45,000 - forty five thousand - dollars. Borrower certifies that he received said amount at the time of signing this agreement.

      2. Borrower is obliged to repay said amount by January 31, 2004 either in whole, or within the available time in payments as scheduled by him.

      3. Contracting parties agree that borrower will pay to creditor interest on borrowed amount. Parties agree that the interest amount will equal to the interest level of the Hungarian National Bank as calculated in the Hungarian forint equivalent of loan for the same time period. The HUF/USD exchange rate in effect is to be the same as on the day of repayment of debt. Interest is to be repaid at the same time as the loan.

All points not covered by this agreement will be enforced by the relevant section of Hungarian law governing loan agreements.

Contracting parties personally sign this agreement after reading and understanding all point above, under their own free will.

      BUDAPEST, 2003, August, 1.

              /s/ Reisz Attila                         /s/ 10charge Kft.
              ----------------                         -----------------
                  Borrower                                 Creditor

      As witnesses in front of:

      1.)

      2.)


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                           AMENDMENT TO LOAN AGREEMENT


This is a modification of the agreement dated 2003 July 22. between 10charge Kft. (Budapest, Konkoly Thege Miklos ut 29-33., Corporate ID#: 01-09-696408, Tax
ID: 12643819-2-43, represented by: Marinka-Toth Jozsef) as "Lender" and Attila Reisz (Born.: Budapest, 1966. September 30., Mother's name: Szabo Katalin,
Residence: Pilisjaszfalu, Erdoalja u. 12. Tax ID: 8364313673) as the "Borrower" under the following conditions:

The second paragraph of the original contract is modified as follows.

      "2. Borrower is obliged to repay loan no later than December 31, 2004, either in one sum or, until the due date, in parts. Repayment of debt is to be implemented in Hungarian forints. Exchange rate in effect is the exchange rate of the Hungarian National Bank's rate on the day of transfer to Lender."

      All other point is the original contract remains in full effect.

      All other matter not specifically mentioned here are governed by the Hungarian Civil Code regarding loans.

      Contracting parties sign this document after reading it and understanding its content under their own free will.

      Budapest, January 23, 2004


              /s/ Reisz Attila                         /s/ 10charge Kft.
              ----------------                         -----------------

                  Borower                                     Lender


      Signed in front of the following witnesses:

      1. Name
         Residence
         ID card number:

      1. Name
         Residence
         ID card number:


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